Exhibit 10.59

MASTER REPURCHASE AGREEMENT

Dated as of August 2, 2006

BETWEEN:

Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport” and together with Aspen, the “Conduits” or individually a “Conduit” and a “Buyer”) and Deutsche Bank Securities, Inc. (“DBSI” or “Buyer” and together with the Conduits, the “Buyers”, which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (the “Agent”);

NovaStar Certificates Financing Corporation (“NCFC”), NovaStar Certificates Financing LLC (“NCFL”) and NovaStar Mortgage, Inc. (NMI and collectively, with NCFC and NCFL, the “Sellers” and individually a “Seller”); and

NovaStar Financial, Inc. (the “Guarantor”).

1. APPLICABILITY

Conduits and DBSI may, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which the related Seller transfers to the related Buyer (i) Eligible Securities and (ii) all rights of any Seller to purchase the remaining mortgage loans and all other related assets under the optional termination or any similar provision contained in the Governing Agreements (“Call Rights”) against the transfer of funds by such Buyer, with a simultaneous agreement by such Buyer to transfer to the related Seller such Purchased Securities at a date certain, against the transfer of funds by the related Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement. This Agreement is not a commitment by the Buyers to enter into Transactions with Sellers but rather sets forth the procedures to be used in connection with periodic requests for Buyers to enter into Transactions with Sellers. Sellers hereby acknowledge that Buyers are under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

2. DEFINITIONS AND INTERPRETATION

a. Defined Terms.

“Additional Purchased Securities” shall have the meaning assigned thereto in Section 6(a) hereof.

“Adjusted Tangible Net Worth” means consolidated net worth (calculated in accordance with GAAP) less intangible assets and intercompany/interaffiliate receivables.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.

“Agent” means any Buyer or any successor.

“Agreement” means this Master Repurchase Agreement, as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

“Breakage Costs” shall have the meaning assigned thereto in Section 3(c) herein.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is obligated by law or executive order to be closed.

“Buyers’ Margin Amount” means, with respect to any Transaction as of any date of determination, the amount obtained by application of Buyers’ Margin Percentage to the Repurchase Price for such Transaction as of such date.

“Buyers’ Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Call Rights” shall mean, all rights of the Sellers under the Governing Agreements to purchase the remaining mortgage loans and all other related assets under the optional termination or any similar provision contained in the Governing Agreements;

“Call Rights Assignment” shall mean, with respect to each Purchased Security, an assignment of all right, title and interest of the holder of the Call Rights in the related Call Rights to Seller, substantially in the form attached hereto as Exhibit E;

“Call Rights Assignment Notice” shall mean, with respect to any Purchased Security, a notice to the applicable Trustee of the assignment of the related Call Rights to Buyer hereunder, substantially in the form of Exhibit F;

“Cash Equivalents” shall mean any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of Guarantor at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Buyers (or any Affiliate of a Buyer) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning assigned thereto in Section 8 hereof.

“Commercial Paper Note” shall mean a short-term promissory note issued by the related Conduit having an original term to maturity of 270 days or less (including the date of issuance thereof).

“Computer Medium” means a computer or other electronic medium generated by or on behalf of the Sellers and delivered or transmitted to the Buyers which provides information relating to the Purchased Securities, in a format acceptable to the Buyers.

“Confirmation” shall have the meaning assigned thereto in Section 4(b) hereof.

“Control Agreement” shall mean, with respect to any Purchased Securities, a securities account control agreement among Sellers, Buyers and a financial intermediary, in a form acceptable to Buyers.

“DBSP” shall mean DB Structured Products, Inc.

“Default” means any event, that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

“Default Rate” means, as of any date of determination, the lesser of (i) the Prime Rate plus 2% and (ii) the maximum rate permitted by applicable law. The Default Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the date of Default and the date of determination.

“Effective Date” shall mean the date set forth on the top of the first page of this Agreement.

“Eligible Assignee” means, any Affiliate of a Buyer with a short-term debt rating of at least “P-1” by Moody’s or any other Person approved by the Sellers (which approvals shall not be unreasonably withheld).

“Eligible Security” shall have the meaning assigned thereto in the Pricing Side Letter.

“Existing Repurchase Agreement” means the Master Repurchase Agreement dated as of September 10, 2003, as amended and/or restated, among DBSP and certain Affiliates of DBSP as Buyers, and certain Affiliates of the Sellers as sellers, and NovaStar Financial, Inc. as guarantor.

“Event of Default” shall have the meaning assigned thereto in Section 18 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governing Agreement” shall mean, with respect to any Purchased Security, the pooling and servicing agreement, indenture or similar instrument.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over the Sellers or the Guarantor.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.

“Guarantor” means NovaStar Financial, Inc. and any successor thereto.

“Guaranty” means the Guaranty of Guarantor in favor of Buyers, dated as of August 2, 2006.

“Income” means, with respect to any Purchased Security at any time, any principal and/or interest thereon and all dividends, sale proceeds and other collections and distributions thereon, but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Security.

“Indebtedness” shall mean, for any Person: (a) all obligations for borrowed money (excluding non-recourse debt obligations); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed on a recourse basis by such Person (including the related guarantees); (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) indebtedness of general partnerships of which such Person is a general partner.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“LIBOR” shall mean, for each day, the rate determined by the Buyers on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date (rounded up to the nearest whole multiple of 1/16%); provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be the rate determined by reference to such other comparable publicly available service publishing such rates as may be selected by the Buyers in their sole discretion and communicated to the Sellers.

“Loan Agreement” means the Receivables Loan and Security Agreement dated as of October 28, 2005, as amended and/or restated, between DBSP as lender and NovaStar Mortgage, Inc. as borrower and NovaStar Financial, Inc., as guarantor.

“Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.

“Market Value” means except as set forth in the Pricing Side Letter, (i) with respect to any Purchased Security that is an Eligible Security, as of any date of determination, the value ascribed to such asset by the related Buyer in its sole discretion as marked to market daily, and (ii) with respect to a Purchased Security that is not an Eligible Security or the related Buyer deems a Purchased Security to be unsecuritizable or otherwise uncollectible, zero.

“Master Netting Agreement” means the netting agreement dated September 10, 2003, as amended, among NFI and the Buyers, and as further amended by the letter agreement dated as of August 2, 2006 among Buyers, NFI and certain Affiliates.

“Material Adverse Change” means, with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties taken as a whole of such Person.

“Material Adverse Effect” means (a) a Material Adverse Change with respect to the Guarantor or the Guarantor and its Affiliates that are party to any Program Document taken as a whole; (b) a material impairment of the ability of the Guarantor or any Affiliate thereof that is a party to any Program Document to perform under any Program Document and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against the Guarantor or any Affiliate that is a party to any Program Document; or (d) a material adverse effect upon the value or marketability of a material portion of the Purchased Securities.

“Maximum Aggregate Purchase Price” means $150,000,000.

“Maximum Recourse Amount” shall have the meaning set forth in Section 19(k) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Asset” shall mean home equity loans or mortgage loans originated by the Sellers or an Affiliate of the Sellers and underlying any Purchased Security.

“Notice Date” shall have the meaning assigned thereto in Section 4(a) hereof.

“Obligations” means (a) all of the Sellers’ obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of the Sellers and the Guarantor to the Buyers, its Affiliates or any other Person arising under, or in connection with, the Program Documents, whether now existing or hereafter arising; (b) any and all sums paid by the Buyers or on behalf of the Buyers pursuant to the Program Documents in order to preserve any Purchased Security or its interest therein and (c) in the event of any proceeding for the collection or enforcement of any of the Sellers’ or the Guarantor’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Security, or of any exercise by the Buyers or any such Affiliate of their rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs.

“Person” shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

“Pre-Funding Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Price Differential” means, with respect to each Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential in respect of such period previously paid by the Sellers to the Buyers with respect to such Transaction).

“Pricing Rate” means the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.

“Pricing Side Letter” means the pricing side letter, dated as of August 2, 2006, among the Sellers, the Buyers and the Guarantor, as the same may be amended, supplemented or modified from time to time.

“Prime Rate” means the daily prime loan rate as reported in The Wall Street Journal or if more than one rate is published, the highest of such rates.

“Principal” shall have the meaning given to it in Annex I.

“Program Documents” means this Agreement, the Master Netting Agreement, the Guaranty, the Call Rights Assignment, the Pricing Side Letter and any other agreement entered into by the Sellers and/or the Guarantor, on the one hand, and the Buyers or one of their Affiliates or their custodians for the Purchased Securities, on the other hand, in connection herewith.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means the date with respect to each Transaction on which Purchased Securities are sold by the related Seller to the related Buyer hereunder.

“Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“Purchase Price Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Purchased Securities” means Eligible Securities that are purchased hereunder, together with the related Records and other Collateral, and all instruments, chattel paper and general intangibles comprising or relating to any of the foregoing. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Section 6(a) hereof.

“Purchased Securities Information” means with respect to each Purchased Security, security name, coupon, maturity date, par value, rating, issuance date, a file or files in electronic format acceptable to the related Buyer with respect to all mortgage loans evidenced by or securing such Purchased Security and updated copies of such files if the information contained in prior files delivered to the related Buyer with respect to such mortgage loans changes, and any other information required by the related Buyer.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the Sellers or any other person or entity with respect to a Purchased Security. Records shall include, without limitation, the certificates with respect to any Purchased Security and any other instruments necessary to document or service a Purchased Security.

“REMIC” means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Pooling Agreement” means each pooling and servicing agreement pursuant to which the related REMIC Trust is formed, each as amended, modified or supplemented from time to time.

“REMIC Trust” means any trust formed for the purpose of issuing securities backed by mortgage loans.

“Repurchase Date” shall have the meaning assigned thereto in Section 3(b) and shall also include the date determined by application of Section 19.

“Repurchase Price” means the price at which Purchased Securities are to be transferred from the related Buyer to the related Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.

“Revolving Term” shall mean the period of time beginning on the Effective Date of this Agreement and ending on the earlier to occur of: (i) 364 days following the Effective Date of this Agreement and (ii) the date an Event of Default or Event of Termination exists.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided, however, that for purposes of Section 18 hereof, Subsidiary shall mean any such corporation, partnership or other entity that has, as of the end of the then prior calendar month, total assets in excess of $5,000,000 (determined in accordance with GAAP).

“Termination Date” has the meaning assigned thereto in Section 27.

“Transaction” has the meaning assigned thereto in Section 1.

“Transaction Fee Amount” shall have the meaning assigned thereto in the Pricing Side Letter.

“Transaction Notice” means a written request of the related Seller to enter into a Transaction, in the form attached hereto as Exhibit C among the related Seller and the related Buyer, which is delivered to the related Buyer.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unrestricted Cash” means cash and Cash Equivalents, of the Guarantor on a consolidated basis that are not subject to a lien in favor of any Person other than the Buyers pursuant to the Guaranty or that are not required to be maintained by the Guarantor pursuant to a contractual agreement (other than this Agreement) or requirement of law.

b. Interpretation.

Headings are for convenience only and do not affect interpretation. The following rules of this subsection (b) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section,

Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default exists until it has been waived in writing by Buyers or has been timely cured. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Sellers. Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to the Sellers or the Guarantor by any Buyer or an authorized officer of any Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where the Sellers or the Guarantor is required to provide any document to the Buyers under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless the Buyers request otherwise. At the request of Buyers, the document shall be provided in computer disk form or both printed and computer disk form. This Agreement is the result of negotiations among, and has been reviewed by counsel to, the Buyers, the Guarantor and the Sellers, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, the Buyers may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by the Buyers shall not be construed to require the Buyers to request or await receipt of information or documentation not immediately available from or with respect to the Sellers, the Guarantor, any other Person or the Purchased Securities themselves.

3. THE TRANSACTIONS

a. The related Seller shall repurchase Purchased Securities from the related Buyer on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Security. The related Seller is obligated to obtain the Purchased Securities from the related Buyer or its designee at the related Seller’s expense on (or after) the related Repurchase Date.

b. Provided that the applicable conditions in Sections 9(a) and (b) have been satisfied, each Purchased Security that is repurchased by the related Seller on the Repurchase Date occurring on either (i) the 2nd Business Day of each month following the related Purchase Date or (ii) any other Business Day set forth in the related Transaction Notice (the day of the month so determined for each month, a “Repurchase Date”, which term shall also include the date determined by application of Section 19) shall automatically become subject to a new Transaction unless the related Buyer is notified by the related Seller at least one (1) Business Day (by 11 a.m. New York City time) prior to any such Repurchase Date, provided that if the Repurchase Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date or such other earlier date agreed upon the Buyers and the Sellers, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.

c. The related Seller shall have the right to repurchase Purchased Securities upon demand on any day that is not a Repurchase Date for such Purchased Securities; provided, however, that such Seller shall give at least one (1) Business Day (by 11 a.m. New York City time on such Business Day) prior written notice to the related Buyer. If the related Seller repurchases Purchased Securities on any day which is not a Repurchase Date for such Purchased Securities, the related Seller shall indemnify the related Buyer and hold the related Buyer harmless from any losses, costs and/or expenses which the related Buyer sustains or incurs arising from the reemployment of funds obtained by the related Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained, in each case for the remainder of the applicable 30 day period (“Breakage Costs”). The related Buyer shall deliver to the related Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by the related Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon the related Seller, absent manifest error. The provisions of this Section 3(c) shall survive termination of this Agreement and the repurchase of all Purchased Securities subject to Transactions hereunder.

4. ENTERING INTO TRANSACTIONS, TRANSACTION NOTICE CONFIRMATIONS

a. Solely during the Revolving Term and further subject to the terms and conditions of the Program Documents, DBSI or a Conduit may in their respective sole discretion agree, to enter into Transactions with a Purchase Price up to the Maximum Aggregate Purchase Price. Once Buyer has agreed to enter into a Transaction with respect to a Purchased Security, such

Purchased Security may be subject to additional Transactions pursuant to Section 3(b) of this Agreement until the Termination Date provided that no Default or Event of Default shall have occurred or be continuing prior to the Termination Date provided that after the Revolving Period, no additional Purchased Securities shall become subject to this Agreement. Unless otherwise agreed, the related Seller shall give the related Buyer notice of any proposed purchase prior to 11:00 a.m., New York City time three (3) Business Days prior to the purchase of Eligible Securities (also a “Notice Date”) and deliver the Purchased Security Information (including a Computer Medium containing the applicable Purchased Security Information). In addition to other information provided on the applicable Notice Date, the applicable Seller shall simultaneously deliver by electronic mail the Transaction Notice.

b. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement, the parties shall execute a “Confirmation” specifying such terms prior to entering into such Transaction. Any such Confirmation and the related Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between the related Buyer and the related Seller with respect to the Transaction to which the Confirmation relates. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.

c. Transaction Notices may be delivered by the related Seller to the related Buyer by electronic mail provided that (i) all Transaction Notices are sent from the address NovaServer@novastar1.com; (ii) all Transaction Notices are sent to the address abs-conduits@list.db.com and dbwarehouse@list.db.com and (iii) the Transaction Notices contain the following wire instructions (or such other wire instructions as provided by the related Seller to the Buyers in writing and consented to by the Buyers) for Purchased Securities:

Bank: Deutsche Bank, NY

ABA: 026003780

Acct: 106427850008

Nme: Newport Funding Corp.

Attn: Luis Marin

REF: NovaStar

Bank: Deutsche Bank, NY

ABA: 026003780

Acct: 105366800008

Nme: Aspen Funding Corp.

Attn: Luis Marin

REF: NovaStar

Bank: The Bank of New York

ABA: 021000018

Acct: GLA-111569

Nme: DBG

Attn: Nicole Lashley

REF: NovaStar

The form of Transaction Notices that will be delivered by electronic mail is attached hereto as Exhibit C. Transaction Notices delivered by electronic mail and actually received by the Buyers shall have the same binding legal effect as any other means of delivery permitted pursuant to Section 35. At any time, the related Buyer may, in its sole discretion, (i) require that the related Seller provide an additional signed copy of an executed Transaction Notice by facsimile or other means or (ii) terminate the ability of the related Seller to provide Transaction Notices to the related Buyer by electronic mail.

5. PAYMENT AND TRANSFER

Unless otherwise agreed, all transfers of funds hereunder shall be in immediately available funds. Any Repurchase Price or Price Differential received by the related Buyer after 2:00 p.m. New York City time shall be applied on the next succeeding Business Day.

6. MARGIN MAINTENANCE

a. If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions is less than the Buyers’ Margin Amount for all such Transactions (such event, a “Margin Deficit”), then any Buyer may by notice to the Sellers require the Sellers to transfer to the related Buyer cash or, at the related Buyers’ option (and provided the Sellers have additional Eligible Securities), additional Eligible Securities (“Additional Purchased Securities”), so that both the cash and aggregate Market Value of all Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyers’ Margin Amount (such requirement, a “Margin Call”), subject to the provisions set forth herein with respect to the Maximum Recourse Amount.

b. Notice required pursuant to Section 6(a) may be given by any means provided in Section 35 hereof. Any notice given on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the following Business Day. The failure of the Buyers, on any one or more occasions, to exercise their rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyers to do so at a later date. The Sellers, the Guarantor and the Buyers each agree that a failure or delay by the Buyers to exercise their rights hereunder shall not limit or waive the Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for the Sellers or the Guarantor.

7. INCOME PAYMENTS

Where a particular term of a Transaction extends over an Income payment date on the Purchased Securities subject to that Transaction, such Income shall be paid directly to the applicable Buyer and shall be the property of, and held by, the Buyers. Any such Income received by the Sellers (or its Affiliates) shall be remitted by the Sellers to the Buyers within one (1) Business Day of receipt. On each Repurchase Date, the Buyers shall apply any Income received since the last Repurchase Date immediately preceding such Repurchase Date as follows: (a) first, to the Buyers, the payment of any accrued but unpaid Price Differential;

provided that such Price Differential shall be paid to the Buyers on the earlier to occur of the Repurchase Date and such other distribution date agreed upon by the Buyers and the Sellers; (b) second, to the Buyers, the payment of any amount as may be necessary to satisfy any outstanding Margin Call; (c) third, to the Buyers, the payment of any Repurchase Prices owed to Buyers in connection with each Transaction terminating on such Repurchase Date (unless, and to the extent, the related Purchased Securities become automatically subject to a new Transaction pursuant to Section 3(b)); (d) fourth, to the Buyers, the payment of any costs and expenses owed to or incurred by the Buyers under any Program Documents; and (e) fifth, to the Sellers, the distribution of any remaining Income.

8. SECURITY INTEREST

The Sellers and the Buyers intend that the Transactions hereunder be sales to the Buyers of the Purchased Securities and not loans from the Buyers to the Sellers secured by the Purchased Securities. However, in order to preserve the Buyers’ rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for the Sellers’ performance of all of its Obligations, the Sellers hereby grant the Buyers a fully perfected security interest in the following property, whether now existing or hereafter acquired: (i) the Purchased Securities (including all Call Rights and all other rights associated with or related to the Purchased Securities) and all claims, rights to payments and payments thereunder, including without limitation, the right to payments of principal and interest and the right to enforce such payments arising from or under any Purchased Securities, (ii) the related Records, (iii) any account and all rights to Income and the rights to enforce such payments arising from any of the Purchased Securities, and (iv) any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing (collectively the “Collateral”). The parties acknowledge and agree that the Collateral does not include the accounts, rights to receive the servicing fee, the servicing advances, rights, claims or records of the servicer as set forth in the related Governing Agreement with respect to Mortgage Assets in its capacity as servicer. The parties acknowledge and agree that the perfection of such security interest with respect to any “definitive” certificated Purchased Security is intended to be accomplished through possession of the related Purchased Security by the related Buyer or by any other person on such Buyers’ behalf and perfection of such security interests with respect to the beneficial interest in book entry Purchased Securities shall be registered in the related Buyers’ name through The Depository Trust Company.

9. CONDITIONS PRECEDENT

a. As conditions precedent to the initial Transaction, the Buyers shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to the Buyers and duly executed by each party thereto (as applicable):

(i) The Program Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver;

(ii) A certified copy of each Seller’s and the Guarantor’s consents or corporate resolutions, as applicable, approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;

(iii) An incumbency certificate of the secretaries of each of the Sellers and the Guarantor certifying the names, true signatures and titles of each of the Sellers’ and the Guarantor’s representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

(iv) An opinion of the Sellers’ and the Guarantor’s counsel as to such matters as Buyers may reasonably request (including, without limitation, enforceability, perfection, investment company act and securities contract under the bankruptcy code) in form and substance acceptable to the Buyers;

(v) Reserved;

(vi) The Guaranty;

(vii) Reserved;

(viii) Reserved

(ix) The payment of the applicable Transaction Fee Amount and the legal fees as set forth in the Pricing Side Letter; and

(x) Any other documents reasonably requested by Buyers.

b. The obligation of the Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(i) The Buyers or their designee shall have received on or before the day of a Transaction with respect to any Purchased Securities (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to the Buyers and (if applicable) duly executed:

(A)	the definitive certificates representing ownership of such Purchased Security in the name of the related Buyer shall be delivered to the related Buyer or its custodian, or any book-entry Purchased Securities shall be registered in the name of the related Buyer through The Depository Trust Company and any required Control Agreement, and the related Purchased Security Information shall be delivered to the Buyers;

(B)	Such certificates, customary opinions of counsel or other documents as the Buyers may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by the Buyers in their commercially reasonable judgment;

(C)	Each Governing Agreement with respect to each Purchased Security;

(D)	All accrued, but unpaid, payments in respect of the Transaction Fee Amount;

(E)	Reserved;

(F)	Reserved.

(ii) No Default or Event of Default shall have occurred and be continuing.

(iii) The Buyers shall not have reasonably determined that a change in any requirement of law or in the interpretation or administration of any requirement of law applicable to the Buyers has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for a Buyer to enter into Transactions with a Pricing Rate based on LIBOR, unless the Sellers shall have elected pursuant to Section 15(b) hereof that the Pricing Rate for all Transactions be based upon the Prime Rate.

(iv) All representations and warranties in the Program Documents shall be true and correct on the date of such Transaction.

(v) The then aggregate outstanding Purchase Price for all Purchased Securities, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.

(vi) Satisfaction of any conditions precedent to the initial Transaction as set forth in clause (a) of this Section 9 that were not satisfied prior to such initial Purchase Date.

(vii) The Purchase Price for the requested Transaction shall not be less than $5,000,000 in any one Business Day.

(viii) The Buyers shall have determined that all actions necessary or, in the opinion of the Buyers, desirable to maintain the Buyers’ perfected interest in the Purchased Securities and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

(ix) an executed copy of each related Call Rights Assignment, if applicable to the extent that a Seller does not own the Call Rights, and each related Call Rights Assignment Notice.

(x) The Buyers or their designee shall have received any other documents reasonably requested by the Buyers.

(xi) Such Transaction when added to all other Transactions previously entered into on such Business Day shall not exceed four (4) Transactions.

(xii) There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

(xiii) No event or events shall have been reasonably determined (x) by the Buyers to have occurred and be continuing resulting in the effective absence of a whole loan or asset-backed securities market, or (y) by any Conduit to have occurred resulting in the effective absence, or unavailability to any Conduit, of a commercial paper market such that such Conduit is unable to issue Commercial Paper Notes (for the avoidance of doubt, if a Conduit is unable to issue Commercial Paper Notes, neither Conduit shall be obligated to enter into Transactions).

(xiv) An executed payment direction letter from the related Seller and an acknowledgement from the certificate registrar, payment agent or similar party that all payments with respect to the Purchased Security shall be paid to the Buyer.

(xv) The Purchased Security shall be reregistered in the name of the related Buyer.

(xvi) The Governing Agreement with respect to the underlying Purchased Security shall contain the provisions set forth on Exhibit D.

(xvii) Any other documentation requested to perfect the related Buyers’ interest in the Purchased Securities in the sole discretion of the Buyers.

10. RELEASE OF PURCHASED SECURITIES

Upon timely payment in full of the Repurchase Price and all other Obligations owing with respect to a Purchased Security, if no Default or Event of Default has occurred and is continuing, the Buyers shall release such Purchased Security unless such release would give rise to or perpetuate a Margin Deficit. Except as set forth in Sections 6(a) and 16, the related Seller shall give at least one (1) Business Day prior written notice to the related Buyer if such repurchase shall occur on any date other than the Repurchase Date set forth in Section 3(b) (such date to also be deemed a “Repurchase Date”).

If such a Margin Deficit is applicable, the related Buyer shall notify the related Seller of the amount thereof and the related Seller may thereupon satisfy the Margin Call in the manner specified in Section 6.

11. RELIANCE

With respect to any Transaction, the Buyers may conclusively rely upon, and shall incur no liability to the related Seller or the Guarantor in acting upon, any request or other communication that the Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on the related Seller’s or the Guarantor’s behalf.

12. REPRESENTATIONS AND WARRANTIES

Each Seller and the Guarantor hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:

a. Due Organization and Qualification. Each Seller and the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Each Seller and the Guarantor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Documents except where any failure to be so qualified and in good standing or to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect or impair the enforceability of any Purchased Security.

b. Power and Authority. Each Seller and the Guarantor has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transactions.

c. Due Authorization. The execution, delivery and performance of the Program Documents by each Seller and the Guarantor have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

d. Noncontravention. None of the execution and delivery of the Program Documents by any Seller or the Guarantor or the consummation of the Transactions and transactions thereunder:

i) conflicts with, breaches or violates any provision of the organizational documents of any Seller or the Guarantor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to any Seller or the Guarantor or its properties;

ii) constitutes a material default by any Seller or the Guarantor under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which any Seller or the Guarantor is a party or by which it or any of its properties is or may be bound or affected; or

iii) results in or requires the creation of any lien upon or in respect of any of the assets of any Seller or the Guarantor except the lien relating to the Program Documents.

e. Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Securities, any Seller, the Guarantor or any of their Affiliates, pending or threatened that is reasonably likely to be decided adversely and which, if decided adversely, would have a Material Adverse Effect.

f. Valid and Binding Obligations. Each of the Program Documents to which a Seller and/or the Guarantor is a party, when executed and delivered by a Seller and/or the Guarantor, as applicable, will constitute the legal, valid and binding obligations of a Seller and/or the Guarantor, as applicable, enforceable against a Seller and/or the Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

g. Financial Statements. The financial statements of a Guarantor, copies of which have been furnished to the Buyers, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to the Guarantor. The Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to the Guarantor.

h. Accuracy of Information. None of the documents or information prepared by or on behalf of a Seller or the Guarantor and provided by a Seller or the Guarantor to the Buyers relating to a Seller’s or the Guarantor’s financial condition contain any statement of a material fact with respect to a Seller or the Guarantor or the Transactions that was untrue or misleading in any material respect when made.

i. No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by a Seller or the Guarantor of this Agreement or the consummation by a Seller or the Guarantor of any other Program Document, other than any that have heretofore been obtained, given or made.

j. Compliance With Law. Etc. No practice, procedure or policy employed or proposed to be employed by a Seller or the Guarantor in the conduct of their businesses violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in either a Material Adverse Change with respect to a Seller or the Guarantor or a Material Adverse Effect.

k. Solvency; Fraudulent Conveyance. Each Seller and the Guarantor is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither a Seller nor the Guarantor will be left with an unreasonably small amount of capital with which to engage in its business. Neither a Seller nor the Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither a Seller nor the Guarantor is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of a Seller or the Guarantor or any of their assets. The amount of consideration being received by a Seller upon the sale of the Purchased Securities to the Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Securities. Each Seller is not transferring any Purchased Securities with any intent to hinder, delay or defraud any of its creditors. The Guarantor is not transferring any Purchased Securities with any intent to hinder, delay or defraud any of its creditors.

l. Investment Company Act Compliance. Each Seller is not required to be registered as an “investment company” as defined under the Investment Company Act nor as an entity under the control of an “investment company” as defined under the Investment Company Act.

m. Taxes. Each Seller and the Guarantor has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by a Seller or the Guarantor in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

n. Additional Representations. With respect to each Purchased Security, each Seller and Guarantor, jointly and severally, hereby make all of the applicable representations and warranties set forth on Exhibit B hereto with respect to Purchased Securities. Further, as of each Purchase Date, the Sellers and the Guarantor shall be deemed to have represented and warranted in like manner that neither the Sellers nor the Guarantor has any knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Transaction Notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of the Sellers or the Guarantor. The representations and warranties set forth in this Section 12(n) shall be considered solely for the purpose of determining whether the related Purchased Security is an Eligible Security, unless the Sellers shall have made any such representations or warranties with the knowledge that they were materially false or misleading at the time made or repeated or deemed to have been made or repeated.

o. No Broker. Neither the Sellers nor the Guarantor has dealt with any broker, investment banker, agent, or other person, except for the Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement; provided, that if the Sellers or the Guarantor has dealt with any broker, investment banker, agent, or other person, except for the Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement, such commission or compensation shall have been paid in full by the Sellers or the Guarantor, as applicable.

p. Corporate Separateness.

(i) The capital of Sellers and Guarantor is adequate for the respective business and undertakings of the Sellers and the Guarantor.

(ii) Other than as provided in this Agreement and the other Program Documents, the Sellers are not engaged in any material business transactions with the Guarantor or any of its Affiliates other than transactions in the ordinary course of its business on an “arms-length” basis.

(iii) The funds and assets of each Seller are not and will not be, commingled with the funds of any other Person.

q. Governing Agreements. Each Governing Agreement is in full force and effect and has not been modified, amended or supplemented except for any modifications, amendments and supplements approved by the Buyers.

r. Reserved

The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Securities to the Buyers and shall continue for so long as the Purchased Securities are subject to this Agreement.

13. COVENANTS OF SELLERS AND GUARANTOR

Each Seller and the Guarantor, as applicable, hereby covenants with the Buyers as follows:

a. Defense of Title. Each Seller and the Guarantor warrants and will defend the right, title and interest of the Buyers in and to all Collateral against all adverse claims and demands.

b. No Amendment or Compromise. Without the Buyers’ prior written consent, none of the Sellers, the Guarantor or those acting on the Sellers’ or the Guarantor’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Securities, any Governing Agreement, any related rights or any of the Program Documents.

c. No Assignment. None of the Sellers or the Guarantor shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Securities or any interest therein.

d. Preservation of Collateral; Collateral Value. Each Seller and the Guarantor shall do all things necessary to preserve the Collateral so that it remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing, the Sellers and the Guarantor will comply in all material respects with all rules, regulations and other laws of any Governmental Authority applicable to the Sellers or the Guarantor relating to the Collateral. Neither the Sellers nor the Guarantor will allow any material default for which the Sellers or the Guarantor is responsible to occur under any Collateral or any Program Documents and the Sellers and the Guarantor shall perform or cause to be performed in all material respects, when due, all of their obligations under any Collateral or the Program Documents.

e. Maintenance of Papers, Records and Files. The Sellers and the Guarantor shall require, and the Sellers or the Guarantor shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Security. The Sellers or the Guarantor will maintain all such Records not in the possession of the Buyers in good and complete condition in accordance with industry practices and preserve them against loss.

(i) The Sellers and the Guarantor shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Securities in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in the Buyers’ possession unless the Buyers otherwise approve.

(ii) For so long as the Buyers have an interest in or lien on any Purchased Security, the Sellers and the Guarantor will hold or cause to be held all related Records in trust for the Buyers. The Sellers or the Guarantor shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

(iii) Upon reasonable advance notice from the Buyers, the Sellers and the Guarantor shall (x) make any and all such Records available to the Buyers to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit the Buyers or their authorized agents to discuss the affairs, finances and accounts of the Sellers or the Guarantor with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of the Sellers or the Guarantor with its independent certified public accountants.

f. Financial Statements; Accountants’ Reports; Other Information. The Sellers and the Guarantor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Securities to the Buyers. The Sellers and the Guarantor shall furnish or cause to be furnished to Buyers the following:

(i) Financial Statements. (x) As soon as available and in any event within 90 days after the end of each fiscal year, the consolidated, audited balance sheets of the Guarantor as of the end of each fiscal year of the Guarantor, and the audited financial statements of income and changes in equity of the Guarantor, and the audited statement of cash flows of the Guarantor, for such fiscal year and (y) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated, unaudited balance sheets of the Guarantor as of the end of each quarter, and the unaudited financial statements of income and changes in equity of the Guarantor, and the unaudited statement of cash flows of the Guarantor, for the portion of the fiscal year then ended, and (z) within 30 days after the end of each month, monthly consolidated and unaudited statements (excluding cash flow statements) and balance sheets as provided in clause (y), all of which have been prepared in accordance with GAAP (subject, in the case of interim statements, to normal year-end adjustments) and certified by the Guarantor’s Treasurer in the form of a compliance certificate to be delivered along with the above financial statements.

(ii) Monthly Certification. The Sellers shall execute and deliver a monthly certification substantially in the form of Exhibit A-1 attached hereto and the Guarantor shall execute and deliver a monthly certification substantially in the form of Exhibit A-2 attached hereto.

(iii) Reserved

(iv) Purchased Security Reporting. A monthly remittance report containing the Purchased Security Information.

g. Notice of Material Events. Each Seller and the Guarantor shall promptly inform the Buyers in writing of any of the following:

(i) any Default, Event of Default or default or breach by the Sellers or the Guarantor of any other material obligation under any Program Document, or the occurrence or existence of any event or circumstance that the Sellers or the Guarantor reasonably expects will, with the passage of time, become a Default, Event of Default or such a default or breach by the Sellers or the Guarantor;

(ii) any material change in the insurance coverage required of the Sellers or the Guarantor or any other Person pursuant to any Program Document, with copy of evidence of same attached;

(iii) any material dispute, litigation, investigation, proceeding or suspension between the Sellers or the Guarantor, on the one hand, and any Governmental Authority or any other Person;

(iv) any material adverse change in accounting policies or financial reporting practices of the Sellers or the Guarantor;

(v) the occurrence of any material employment dispute or licensing issue and a description of the strategy for resolving it; and

(vi) any event, circumstance or condition that has resulted, or is reasonably likely to result in either a Material Adverse Change with respect to the Sellers or the Guarantor or a Material Adverse Effect.

h. Maintenance of Licenses. Except as would not be reasonably likely to have a Material Adverse Effect, (i) each Seller and the Guarantor shall maintain, all licenses, permits or other approvals necessary for each Seller and the Guarantor to conduct its business and to perform its obligations under the Program Documents, and (ii) each Seller and the Guarantor shall conduct its business strictly in accordance with applicable law.

i. No Withholdings for Taxes. Any payments made by the Sellers to the Buyers shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if the Sellers shall be required by law to deduct or withhold any taxes from any sums payable to the Buyers, then the Sellers shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to the Buyers the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to the Buyers all additional amounts as specified by the Buyers to preserve the after-tax yield the Buyers would have received if such tax had not been imposed. This provision does not apply to income taxes payable by the Buyers on their taxable income.

j. Nature of Business. Neither the Sellers nor the Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

k. Limitation on Distributions. If a Default has occurred and is occurring, neither the Sellers nor the Guarantor shall pay any dividends or distributions with respect to any capital stock or other equity interests in the Sellers or the Guarantor, whether now or hereafter outstanding (except any dividends or distributions required by law in order for Guarantor to maintain its status as a Real Estate Investment Trust under the Code), or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Sellers or the Guarantor.

l. Merger of Guarantor. The Guarantor shall not at any time, directly or indirectly, (i) liquidate or dissolve or enter into any consolidation or merger or be subject to a Change in Control without the Buyers’ prior consent; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect; or (iii) make any Material Adverse Change with respect to the Guarantor or the Guarantor’s Subsidiaries; provided, however, that the Sellers may at any time enter into a consolidation or merger with any direct or indirect wholly owned subsidiary of the Guarantor.

m. Insurance. The Sellers and the Guarantor will obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish the Buyers on request full information as to all such insurance, and provide within (15) days after receipt of such request the certificates or other documents evidencing renewal of each such policy.

n. Affiliate Transaction. Neither the Sellers nor the Guarantor will at any time, directly or indirectly, sell, lease or otherwise transfer any material property or assets to, or otherwise acquire any material property or assets from, or otherwise engage in any material transactions with, any of its Affiliates unless the terms thereof are no less favorable to the Sellers or the Guarantor, as applicable, than those that could be obtained at the time of such transaction in an arm’s length transaction with a Person who is not such an Affiliate.

o. Change of Fiscal Year. Neither the Sellers nor the Guarantor will at any time, directly or indirectly, except upon thirty (30) days’ prior written notice to the Buyers, change the date on which the Sellers’ or the Guarantor’s fiscal year begins from the Sellers’ or the Guarantor’s current fiscal year beginning date.

p. Reserved

q. Transaction Fee Amount. The Sellers agree to pay to the Buyers, with respect to each Purchased Security on the related Purchase Date, a fee in the amount of the Transaction Fee Amount, each such payment to be made in United States dollars, in immediately available funds, without deduction, set-off or counterclaim. The Buyers may, in their sole discretion, net such commitment fee that is due and unpaid from the proceeds of any Purchase Price payable to the Sellers.

r. Other Repurchase Agreements. The Sellers shall not enter into any agreement or instrument with any Person for the creation of, or amendment to, any repurchase facility relating to residual securities of the same type as the Eligible Securities having representations and warranties, covenants, events of default, indemnities and/or other material terms and conditions that are more favorable to the buyers or lenders than those set forth in this Agreement, unless the Sellers simultaneously undertakes to enter into any agreements, amendments and/or instruments with the Buyers as may be necessary to provide similar terms and conditions to the Buyers under this Agreement.

14. REPURCHASE DATE PAYMENTS/COLLECTIONS

On each Repurchase Date, the Sellers shall remit or shall cause to be remitted to the related Buyer the Repurchase Price.

15. REPURCHASE OF PURCHASED SECURITIES, CHANGE OF LAW

a. Upon discovery by the Sellers or the Guarantor of a breach of any of the representations and warranties set forth on Exhibit B to this Agreement, the Sellers or the Guarantor shall give prompt written notice thereof to the Buyers. Upon any such discovery by the Buyers, the Buyers will notify the Sellers. The fact that the Buyers have conducted or have failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Security shall not affect the Buyers’ right to demand repurchase as provided under this Agreement. The Sellers shall within five (5) Business Days of the earlier of the Sellers’ or the Guarantor’s discovery or either the Sellers or the Guarantor receiving notice, with respect to any Purchased Security, of any breach of a representation or warranty contained in Exhibit B of this Agreement, promptly cure such breach or delivery failure in all material respects. If within five (5) Business Days after the earlier of the Sellers’ or the Guarantor’s discovery or either the Sellers or the Guarantor receiving notice, of any such breach, the Sellers have not remedied such breach or delivery failure, the Sellers shall promptly upon receipt of written instructions from the Buyers purchase such Purchased Security at a purchase price equal to the Repurchase Price with respect to such Purchased Security by wire transfer to the account designated by the Buyers.

b. If the Buyers determine that the introduction of, any change in, or the interpretation or administration of, any requirement of law has made it unlawful or commercially impracticable to engage in any Transactions with the applicable Pricing Rate based on LIBOR, then the Sellers (i) shall, upon its receipt of notice of such fact and demand from the Buyers, repurchase the Purchased Securities subject to any Transactions with Pricing Rates determined in such manner on the next succeeding Business Day and, at the Sellers’ election, concurrently enter into new Transactions with the Buyers with a Pricing Rate based on the Prime Rate plus the margin set forth in the Pricing Side Letter as part of the Pricing Rate and (ii) may elect, by giving notice to the Buyers, that all new Transactions shall have Pricing Rates based on the Prime Rate plus such margin.

c. If the Buyers determines in their sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has or would have the effect of reducing the rate of return on the Buyers’ capital or on the capital of any Affiliate of the Buyers as a consequence of such Change in Law on this Agreement, then from time to time the Sellers will compensate the Buyers or the Buyers’ Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law on terms similar to those imposed by the Buyers on their other similarly affected customers. The Buyers shall provide the Sellers with prompt notice as to any Change in Law. Notwithstanding any other provisions in this Agreement, in the event of any such Change in Law, the Sellers will have the right to terminate all Transactions then outstanding as of a date selected by the Sellers, which date shall be prior to the then applicable Repurchase Date and which date shall thereafter for all purposes hereof be deemed to be the Repurchase Date.

16. RESERVED

17. REPURCHASE TRANSACTIONS

The Buyers may, in their sole election, engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of the Buyers’ choice, in all cases subject to the Buyers’ obligation to reconvey the Purchased Securities (and not substitutes therefor) on the Repurchase Date. In the event the Buyers engage in a repurchase transaction with any of the Purchased Securities or otherwise pledge or hypothecate any of the Purchased Securities, the Buyers shall have the right to assign to the Buyers’ counterparty any of the applicable representations or warranties in Exhibit B to this Agreement and the remedies for breach thereof, as they relate to the Purchased Securities that are subject to such repurchase transaction.

18. EVENTS OF DEFAULT

a. With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an “Event of Default”:

(i) the related Seller fails to transfer the Purchased Securities to the related Buyer on the applicable Purchase Date (provided the related Buyer has tendered the related Purchase Price);

(ii) the related Seller fails to repurchase the Purchased Securities on the applicable Repurchase Date or fails to perform its obligations under Section 6, in either case in an aggregate amount up to the Maximum Recourse Amount, and such failure is not cured within one (1) Business Day;

(iii) either the Sellers or the Guarantor shall fail to perform, observe or comply with any other material term, covenant or agreement contained in the Program Documents (other than Exhibit B to this Agreement) and such failure is not cured within the time period expressly provided or, if no such cure period is provided, within five (5) Business Days (or one (1) Business Day with respect to a default on any payment obligation of principal or interest in this Agreement or any other Program Document of the earlier of (i) such party’s receipt of written notice from the Buyers of such breach or (ii) the date on which such party obtains notice or knowledge of the facts giving rise to such breach;

(iv) any representation or warranty made by the Sellers or the Guarantor (or any of the Sellers’ or the Guarantor’s officers in the Program Documents) or in any other document delivered in connection therewith shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations or warranties in Exhibit B, which shall be considered solely for the purpose of determining whether the related Purchased Security is an Eligible Security, unless the Sellers shall have made any such representations or warranties with the knowledge that they were materially false or misleading at the time made or repeated or deemed to have been made or repeated);

(v) the Sellers or the Guarantor, or any of the Subsidiaries of the Sellers or the Guarantor (i) shall fail to pay any amount equal to, or in excess of $5,000,000, in respect of any of the Sellers’, the Guarantor’s or any of the Sellers’ or the Guarantor’s Subsidiaries’ Indebtedness, or of any interest or premium thereon, when due (whether by scheduled maturity, prepayment requirement, acceleration, demand or otherwise), (ii) shall fail to make any payment equal to, or in excess of $5,000,000, when due under the Sellers’, the Guarantor’s or the Sellers’ or the Guarantor’s Subsidiaries’ Guarantee of another person’s Indebtedness for borrowed money, or (ii) shall otherwise breach the material terms of any instrument, agreement or contract, and shall have failed to cure such breach beyond any applicable cure period relating to Indebtedness, and such failure or breach shall entitle the related counterparty to declare any such Indebtedness or Guarantee equal to, or in excess of $5,000,000 to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof (for purposes of this clause (v), the term Indebtedness shall exclude any non-recourse Indebtedness of the Sellers or the Guarantor, or any Subsidiary of the Sellers of the Guarantor);

(vi) a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries, or for any of their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries generally fails to pay the Sellers’, the Guarantor’s or the Sellers’ or the Guarantor’s Subsidiaries’ debts as they become due; or the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries; or any of the Sellers’, the Guarantor’s or the Sellers’ or the Guarantor’s Subsidiaries’ Property is sequestered by court or administrative order; or a petition is filed against the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

(vii) the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries, or of all or any part of the Sellers’, the Guarantor’s or the Sellers’ or the Guarantor’s Subsidiaries’ Property; or makes an assignment for the benefit of the Sellers, the Guarantor or the Sellers’ or the Guarantor’s Subsidiaries’ creditors;

(viii) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Buyers, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 90 days from the date of entry thereof and the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries, as applicable, shall not, within said period of 90 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(ix) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries, or shall have taken any action to displace the management of the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries or to materially curtail its authority in the conduct of the business of the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries;

(x) in the reasonable good faith judgment of the Buyers any Material Adverse Effect shall have occurred with respect to the Sellers, the Guarantor or any of the Sellers’ or the Guarantor’s Subsidiaries taken as a whole or any Material Adverse Change shall have occurred with respect to the financial condition or operations of the Sellers or the Guarantor;

(xi) The Sellers or the Guarantor shall admit in writing its inability to, or intention not to, perform any of the Sellers’ or the Guarantor’s respective material Obligations;

(xii) except as expressly permitted in this Agreement, the Sellers or the Guarantor dissolves, merges or consolidates with another entity, or sells, transfers, or otherwise disposes of a material portion of the Sellers’ or the Guarantor’s (as applicable)

business or assets (other than a disposition of assets in the ordinary course of business of the Sellers or the Guarantor, or by the Sellers to the Guarantor) unless the Buyers’ written consent is given;

(xiii) this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any material portion of the Purchased Securities or Collateral purported to be covered hereby;

(xiv) either the Sellers’ or the Guarantor’s audited (as applicable) annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Sellers or the Guarantor as a “going concern” or a reference of similar import or shall indicate that the Guarantor has a negative net worth or is insolvent;

(xv) if a Change in Control of the Guarantor or the Sellers shall have occurred;

(xvi) the Buyers shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of the Sellers or the Guarantor and such reasonable information and/or responses shall not have been provided within five Business Days of such request;

(xvii) if the Sellers or the Guarantor admits its inability or is manifestly unable to perform in all material respects when such performance will become due any material obligation on the Sellers’ or the Guarantor’s part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Buyers have any right, title or interest therein);

(xviii) the Adjusted Tangible Net Worth of Guarantor, is less than $450,000,000; the Indebtedness to Adjusted Tangible Net Worth ratio of Guarantor is greater than 10:1 and the Unrestricted Cash of the Guarantor is less than the greater of (x) one percent (1%) multiplied by the short term borrowings secured by mortgage loans and mortgage securities as set forth on the current financial statements of the Guarantor and (y) $15,000,000;

(xix) Reserved;

(xx) if the Sellers, the Guarantor or any of their Affiliates incurs (i) a payment default in respect of any transaction with the Buyers or any of their Affiliates and such breach is not remedied within one (1) Business Day or (ii) any other default in respect of any transaction with the Buyers or any of their Affiliates and such breach is not remedied within five (5) Business Days; or

(xxi) an event of default has occurred under the Existing Repurchase Agreement or the Loan Agreement.

b. With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an “Event of Termination”:

(i) a trustee or any other Person terminates the Sellers or any Affiliate of the Sellers as servicer or subservicer under any servicing agreement, or otherwise obtains the assignment, transfer, liquidation or other disposition of any servicing right or interest of the Sellers or any Affiliate of the Sellers, under any servicing agreement, or (ii) the rating (including, without limitation, the servicing rating) of the Sellers or any Affiliate of the Sellers is downgraded by any rating agency by more than one notch;

(ii) any clean-up call rights given to any Person under any pooling and servicing agreement or other relevant agreement relating to the Purchased Securities becomes exercisable;

(iii) the Sellers fail to repurchase the Purchased Securities on the applicable Repurchase Date or fails to perform its obligations under Section 6, in either case in an aggregate amount representing the excess of such obligations over the Maximum Recourse Amount, and such failure is not cured within five (5) Business Days; or

(iv) if there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the reasonable judgment of Buyers, impracticable to continue this Agreement.

19. REMEDIES

Upon the occurrence of an Event of Default or an Early Termination Date, the Buyers, at their option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(vi) or (vii) hereof), shall have any or all of the following rights and remedies, which may be exercised by Buyers in good faith:

a. The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled).

b. The Sellers’ obligations hereunder to repurchase all Purchased Securities on the Repurchase Date in the related Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be remitted to and retained by the Buyers and applied to the aggregate Repurchase Prices and any other amounts owing by the Sellers hereunder; the Sellers and the Guarantor shall immediately deliver to the Buyers or their designee any and all original papers, records and files relating to the Purchased Securities subject to such Transactions then in the Sellers’ and the Guarantor’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Securities thereon shall be deemed transferred to the Buyers.

c. At any time during the continuance of an Event of Termination, the Buyers shall have the right to terminate this Agreement and all Transactions hereunder by delivering a written notice of termination to the Sellers and the Guarantor (a “Notice of Termination”) specifying the Market Value of the Purchased Securities as of the date of such notice, in which event this Agreement and all Transactions hereunder shall terminate on the date that is five (5) Business

Days following such Notice of Termination (the “Early Termination Date”). Prior to such Early Termination Date, the Sellers shall have the option, but not the obligation, to repurchase the Purchased Securities at the Repurchase Price.

d. The Buyers may (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(b), without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyers may reasonably deem satisfactory any or all Purchased Securities or (B) in their sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the Sellers credit for such Purchased Securities in an amount equal to the Market Value of the Purchased Securities against the aggregate unpaid Repurchase Price and any other amounts owing by the Sellers hereunder. The proceeds of any disposition of Purchased Securities shall be applied first to the reasonable costs and expenses incurred by the Buyers in connection with or as a result of an Event of Default or an Event of Termination; second to Breakage Costs, costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices in an amount up to the aggregate unpaid Maximum Recourse Amount; and fourth to all other Obligations.

e. The parties recognize that it may not be possible to purchase or sell all of the Purchased Securities on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Securities may not be liquid. In view of the nature of the Purchased Securities, the parties agree that liquidation of a Transaction or the underlying Purchased Securities does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Buyers may elect the time and manner of liquidating any Purchased Security and nothing contained herein shall obligate the Buyers to liquidate any Purchased Security on the occurrence of an Event of Default or an Event of Termination, or to liquidate all Purchased Securities in the same manner or on the same Business Day or constitute a waiver of any right or remedy of the Buyers. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

f. In addition to their rights hereunder, but subject to the limitations in Section 19(k) hereof, the Buyers shall have the right to proceed against any of the Sellers’ assets which may be in the possession of the Buyers, any of the Buyers’ Affiliates or their designee, including the right to liquidate such assets and to set-off the proceeds against monies owed by the Sellers to the Buyers pursuant to this Agreement. The Buyers may set off cash, the proceeds of the liquidation of the Purchased Securities and Additional Purchased Securities, any other Collateral or its proceeds and all other sums or obligations owed by the Buyers to the Sellers against all of the Sellers’ Obligations to the Buyers, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to the Buyers’ right to recover any deficiency.

g. The Buyers shall have the right to obtain physical possession of the Records and all other files of the Sellers relating to the Purchased Securities and all documents relating to the Purchased Securities which are then or may thereafter come into the possession of the Sellers or any third party acting for the Sellers and the Sellers shall deliver to the Buyers such assignments as the Buyers shall request.

h. Subject to the limitations in Section 19(k) hereof, the Sellers shall be liable to the Buyers for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and Breakage Costs including, without limitation, all costs and expenses incurred as a result of an Event of Default in connection with hedging or covering transactions related to the Purchased Securities.

i. The Sellers and the Guarantor shall cause all Income received by any of them with respect to the Purchased Securities to be remitted to the Buyers (or such other Person as the Buyers may direct) after receipt thereof.

j. Buyers (i) may direct the Seller or its Affiliate to resign as the servicer of the Mortgage Assets and (ii) have the right to approve any successor servicer of the Mortgage Assets; provided that it shall be a condition of such resignation that the Seller, or its Affiliate, receive the sales price of the servicing rights for the Mortgage Assets plus any unreimbursed servicing advances due to the Seller or its Affiliate. Such transfer of servicing shall occur within sixty (60) days after the notice provided by the Buyers.

k. The Sellers and the Guarantor shall remain liable to the Buyers for any amounts that remain owing to the Buyers by the Sellers or the Guarantor under this Agreement and any other Program Document following application of all cash, Purchased Securities and proceeds of liquidation thereof, any other Collateral and proceeds thereof, and all other sums or obligations owed by the Buyer to the Sellers hereunder or under any other Program Document, pursuant to and in accordance with this Section 19; provided, however, that absent the Sellers’ and the Guarantor’s fraud, willful misconduct or bad faith, the aggregate amount of such remaining liability of the Sellers and the Guarantor, collectively, to the Buyers under this Agreement and the other Program Documents, shall not exceed the Maximum Recourse Amount, and all Obligations of the Sellers and the Guarantor under this Agreement and the other Program Documents, collectively, in excess of the Maximum Recourse Amount shall be deemed, for all purposes under this Agreement, the other Program Documents, and otherwise, to have been satisfied and discharged in full.

For purposes of this Agreement and the Guaranty, the term “Maximum Recourse Amount” means, initially, the aggregate amount equal to the greater of (i) $5,000,000 and (ii) ten percent (10%) of the Purchase Price of all Purchased Securities subject to outstanding Transactions under this Agreement; provided, however, that the Maximum Recourse Amount will be equal to the amount of any actual deficiency following the above application (only if such deficiency is greater than the Maximum Recourse Amount) to the extent resulting from the breach by the Sellers or the Guarantor of any of their representations and warranties or covenants under this Agreement or fraud or willful misconduct by the Sellers, Guarantor or their Subsidiaries and Affiliates. Thereafter, the Maximum Recourse Amount shall be reset to equal ten percent (10%) of the outstanding Purchase Price following the delivery of any remittance report with respect to the underlying Purchased Securities, provided that there is no Margin Deficit. If there is a Margin Deficit, the Maximum Recourse Amount will not be reset.

l. The Buyers shall without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Securities and any other Collateral or any portion thereof, collect the payments due with respect to the Purchased Securities and any other Collateral or any portion thereof, and do anything that the Buyers are authorized hereunder to do. The Sellers shall pay all costs and expenses incurred by the Buyers in connection with the appointment and activities of such receiver.

m. The Buyers may enforce their rights and remedies hereunder without prior judicial process or hearing, and the Sellers hereby expressly waives, to the extent permitted by law, any right the Sellers might otherwise have to require the Buyers to enforce their rights by judicial process. The Sellers also waive, to the extent permitted by law, any defense the Sellers might otherwise have to the Obligations, arising from use of non-judicial process, enforcement and sale of all or any portion of the Purchased Securities and any other Collateral or from any other election of remedies. The Sellers recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

n. In addition to all the rights and remedies specifically provided herein, the Buyers shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, in each case subject to the limitations in Section 19(k) hereof.

Upon the occurrence of an Event of Default or an Event of Termination, the Buyers shall have, except as otherwise expressly provided in this Agreement, the right to exercise any of their rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by the Sellers.

The Sellers hereby authorize the Buyers, at the Sellers’ expense, to file such financing statement or statements relating to the Purchased Securities and the Collateral without the Sellers’ signature thereon as the Buyers at their option may deem appropriate, and appoints the Buyers as the Sellers’ attorney-in-fact to execute any such financing statement or statements in the Sellers’ name and to perform all other acts which the Buyers deem appropriate to perfect and continue the lien and security interest granted hereby and to protect, preserve and realize upon the Purchased Securities and the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and execute assignments on behalf of the Sellers as their attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without the Buyers’ consent.

20. DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

No failure on the part of the Buyers to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Buyers of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Subject to the limitations set forth in Section 19(k), all rights and remedies of the Buyers provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by the Buyers to exercise any of their rights under any other related document. The Buyers may exercise at any time after the occurrence of an Event of Default or an Event of Termination one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21. USE OF EMPLOYEE PLAN ASSETS

No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be used by either party hereto in a Transaction.

22. INDEMNITY

a. The Sellers and the Guarantor agree to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Buyers in connection with the preparation, execution, delivery, modification, administration and amendment of the Program Documents (including, without limitation, (A) all collateral review, due diligence and UCC search and filing fees and expenses and (B) the reasonable fees and expenses of counsel for the Buyers with respect to advising the Buyers as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with the Sellers or the Guarantor or with other creditors of the Sellers or the Guarantor or any of their Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Buyers in connection with the enforcement of this Agreement (including any waivers), whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for Buyers) whether or not the transactions contemplated hereby are consummated.

b. The Sellers and the Guarantor agree to indemnify and hold harmless the Buyers and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same is incurred) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and allocated costs of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach of a representation or warranty of the Sellers or the Guarantor or the Sellers’ or the Guarantor’s officer in this Agreement or any other Program Document, and all actions taken pursuant thereto) (i) the Transactions, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition, (ii) the actual or alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property, or (iii) the actual or alleged violation of any federal, state, municipal or local predatory lending laws, except to the extent such claim, damage, class, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or is the result of a claim made by the Sellers or the Guarantor against the Indemnified Party, and the Sellers or the Guarantor is ultimately the successful party in any resulting litigation or arbitration; provided, however, that the foregoing shall not be deemed to obligate Sellers or the Guarantor to indemnify Buyers or any other Indemnified Party for any losses resulting from Sellers’ failure to pay the Repurchase Price or amounts under Section 6, in each case in an aggregate amount representing the excess of such obligations over the Maximum Recourse Amount. The Sellers and the Guarantor also agree not to assert any claim against the Buyers or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

c. Without limitation on the provisions of Section 6, if any payment of the Repurchase Price of any Transaction is made by the Sellers other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 19 or for any other reason, the Sellers shall, except as otherwise provided in Sections 15(c) and 24, upon demand by the Buyers, pay to the Buyers any Breakage Costs incurred as of a result of such payment.

d. If the Sellers fail to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Sellers by the Buyers, in their sole discretion and the Sellers shall remain liable for any such payments by the Buyers. No such payment by the Buyers shall be deemed a waiver of any of the Buyers’ rights under the Program Documents.

e. Without prejudice to the survival of any other agreement of the Sellers hereunder, the covenants and obligations of the Sellers contained in this Section shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Securities by the Buyers against full payment therefor.

23. WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

The Sellers hereby expressly waive, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Securities as a result of restrictions upon the Buyers contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Securities shall be disposed of in the event of any disposition pursuant hereto.

24. REIMBURSEMENT

All sums reasonably expended by the Buyers in connection with the exercise of any right or remedy provided for herein shall be and remain the Sellers’ obligation. The Sellers agree to pay, with interest at the Default Rate to the extent that an Event of Default or an Event of Termination has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by the Buyers in connection with the preparation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including the Guarantor action, required or permitted to be taken by the Buyers (without duplication to the Buyers) pursuant thereto, any “due diligence” reviews conducted by the Buyers or on their behalf. If the Buyers determine that, due to the introduction of, any change in, or the compliance by the Buyers with (i) any euro-currency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to the Buyers in engaging in the present or any future Transactions, then the Sellers agree to pay to the Buyers, from time to time, upon demand by the Buyers the actual cost of additional amounts as specified by the Buyers to compensate the Buyers for such increased costs. Notwithstanding any other provisions in this Agreement, in the event of any such change in the euro-currency reserve requirement or the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority, the Sellers will have the right to terminate all Transactions then outstanding as of a date selected by the Sellers, which date shall be prior to the applicable Repurchase Date and which date shall thereafter for all purposes hereof, be deemed to be the Repurchase Date. In addition, the Buyers shall promptly notify the Sellers if any events in clause (i) or (ii) of this Section 24 occur.

25. FURTHER ASSURANCES

The Sellers and the Guarantor agree to do such further acts and things and to execute and deliver to the Buyers such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by the Buyers to carry into effect the intent and purposes of this Agreement, to perfect the interests of the Buyers in the Purchased Securities or to better assure and confirm unto the Buyers their rights, powers and remedies hereunder.

26. ENTIRE AGREEMENT

This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Securities and Additional Purchased Securities thereto, and it, together with the other Program Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties.

27. TERMINATION

This Agreement shall remain in effect until the earlier of (i) 1,092 days following the Effective Date or (ii) at any Buyer’s option upon the occurrence of an Event of Default or (in accordance with Section 19(c)) an Event of Termination (such date, the “Termination Date”);

provided that the term of this Agreement may be extended by the Buyers in their sole discretion on the Termination Date; and provided, further, that if the Buyers elect not to extend the term of this Agreement on the Termination Date, the Buyers shall give the Sellers notice of their decision not to extend the term of this Agreement at least 30 days prior to such Termination Date. However, no such termination shall affect the Sellers’ outstanding obligations to the Buyers at the time of such termination. The Sellers’ obligations to indemnify the Buyers pursuant to this Agreement shall survive the termination hereof.

28. ASSIGNMENT

The Program Documents are not assignable by the Sellers. The Buyers in their sole discretion may at any time assign all or a portion of their rights and obligations under this Agreement and the Program Documents; provided, however, that the Buyers shall maintain, for review by the Sellers upon written request, a register of assignees and a copy of an executed assignment and acceptance by the Buyers and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of the Buyers hereunder, and (b) the Buyers shall, to the extent that such rights and obligations have been so assigned by them to either (i) an Eligible Assignee without the consent of the Sellers or the Guarantor, such Eligible Assignee to assume the obligations of such Buyer or (ii) to another Person approved by the Sellers (such approval not to be unreasonably withheld) which assumes the obligations of such Buyer, be released from their obligations hereunder accruing thereafter and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, the Sellers shall continue to take directions solely from the Buyers unless otherwise notified by the Buyers in writing. The Buyers may distribute to any prospective assignee any document or other information delivered to the Buyers by the Sellers. Notwithstanding any assignment by the Buyers pursuant to this Section 28, the Buyers shall remain liable as to the Transactions.

29. AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by the Guarantor, the Sellers and the Buyers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

30. SEVERABILITY

If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

31. BINDING EFFECT; GOVERNING LAW

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Sellers may not assign or transfer any of its rights or obligations under this Agreement or any other Program Document without the prior written consent of the Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

32. CONSENT TO JURISDICTION

EACH SELLER AND THE GUARANTOR HEREBY WAIVES TRIAL BY JURY. EACH SELLER AND THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH AND THE GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

33. SINGLE AGREEMENT

The Sellers, the Guarantor and the Buyers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, the Sellers, the Guarantor and the Buyers each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

34. INTENT

The Sellers and the Buyers recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (“USC”), a “forward contract” as that term is defined in Section 101 of Title 11 of the USC, and a “securities contract” as that term is defined in Section 741 of Title 11 of the USC.

It is understood that each Buyer’s right to liquidate the Purchased Securities delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the USC.

35. NOTICES AND OTHER COMMUNICATIONS

Except as provided herein, any notice required or permitted by this Agreement shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to NMI:

NovaStar Mortgage, Inc.

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

Attention: Todd Phillips

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

if to NCFC

NovaStar Certificates Financing Corporation.

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

Attention: Todd Phillips

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

if to NCFL

NovaStar Certificates Financing LLC

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

Attention: Todd Phillips

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

if to Guarantor:

NovaStar Financial, Inc.

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

Attention: Todd Phillips

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

if to DBSI:

Deutsche Bank Securities, Inc.

60 Wall Street

New York, NY 10005

Attention: Glenn Minkoff

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

if to Conduit:

Aspen Funding Corp.

60 Wall Street

New York, NY 10005

Attention: Glenn Minkoff

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

Newport Funding Corp.

60 Wall Street

New York, NY 10005

Attention: Glenn Minkoff

Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

as such address or number may be changed by like notice. Notice to one Seller or the Guarantor shall be deemed notice to all Sellers and the Guarantor hereunder. Notice to one Buyer shall be deemed notice to all Buyers hereunder.

36. CONFIDENTIALITY

a. This Agreement and its terms, provisions, supplements and amendments, and transactions and notices hereunder, are proprietary to each party hereof, and shall be held by them in strict confidence and shall not be disclosed to any third party without the consent of the other party except for (i) disclosure to such party’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, (ii) upon prior written notice to the other party, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) with prior written notice to the other party, any disclosures or filing required under Securities and Exchange Commission or state securities’ laws; provided that no party shall file the Pricing Side Letter with the Securities and Exchange Commission or state securities office, unless otherwise agreed by the other party in writing, and the parties agree to use best efforts not to file the terms of the Pricing Side Letter with any such filing. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including, without limitation, the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.

b. Seller Information. Buyers acknowledge that certain of the information provided to them by or on behalf of the Sellers and the Guarantor in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and the Buyers agree that, unless the Sellers or the Guarantor, as applicable, shall otherwise agree in writing, and except as provided in subsections (d) and (e), the Buyers will not disclose to any other person or entity: (i) any information regarding, or copies of, any non-public financial statements, reports and other information furnished by the Sellers or the Guarantor to the Buyers pursuant to or in connection with any Program Document, or (ii) any other information regarding any party or its Affiliates which is designated by the Sellers or the Guarantor in writing as confidential; (the information referred to in clauses (i) and (ii) above, whether furnished by the Sellers, Guarantor or any attorney for or other representative of the Sellers or Guarantor (each a “Seller Information Provider”), is collectively referred to as the “Seller Information”); provided, however, that Seller Information shall not include:

(A) any information which is or becomes generally available to the general public or to the Buyers on a non-confidential basis from a source other than any Seller Information Provider, or which was known to Buyers on a non-confidential basis prior to its disclosure by any Seller Information Provider, or

(B) such other information as may be required to be disclosed, in Buyers’ reasonable judgment, under securities laws applicable to Buyers, including information regarding the nature of any Program Document, the basic terms thereof (including without limitation the amount and nature of the Transactions and of the recourse or other credit enhancement provided by the Sellers hereunder), the nature, amount and status of the Purchased Securities and Collateral, and such other information as may be required to be disclosed, in Buyers’ reasonable judgment, under securities laws applicable to Buyers.

c. Disclosure. Notwithstanding subsection (a), but subject to subsections (d) and (e), each party may disclose any Seller Information: (i) to any of such party’s attorneys, consultants, accountants, financial advisors and independent auditors, and any actual or potential assignees of, or participants in, any of the rights or obligations of Buyers, under or in connection with any Program Document, who (A) in the good faith belief of such party, have a need to know such Seller Information, (B) are informed by such party of the confidential nature of Seller Information and the terms of this Section 36, and (C) are subject to confidentiality restrictions generally consistent with this Section 36; (ii) to any other party to any Program Document, for the purposes contemplated thereby and to Sellers and Guarantor, provided that such other party is obligated to maintain the confidentiality of such Seller Information in accordance with the terms hereof; (iii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (iv) in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, (v) to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to Sellers, Guarantor or Buyers, as the case may be, relating to such U.S. tax treatment and U.S. tax structure; or (vi) in connection with and reasonably related to the purpose of the enforcement of this Agreement or any other Program Document.

d. Notwithstanding anything contained herein to the contrary, Buyers hereby agree that they will not (i) use material non-public information obtained in connection with this Agreement in the trading of Mortgage-Backed Securities or (ii) disclose such information to any Person for use in the trading of Mortgage-Backed Securities, to the extent that such use or disclosure violates federal or state securities laws.

e. Notwithstanding anything contained herein to the contrary, neither Buyers nor any other party to any Program Document shall (i) disclose or otherwise take any action with respect to any information furnished by any Seller, Guarantor or any attorney for or other representative of any Seller or Guarantor, that would cause any Seller, Guarantor, or any Affiliate thereof to be in violation of any requirement of any law, rule or regulation prohibiting the disclosure of information regarding mortgagors, or (ii) fail to take any action necessary to prevent such disclosure.

37. DUE DILIGENCE

Guarantor agrees to cooperate with Buyers and their agents in connection with access to any and all documents, records, agreements, instruments or information relating to the Purchased Securities in the possession, or under the control, of Sellers or Guarantor. In addition, Buyers have the right to perform continuing due diligence reviews of Guarantor and its Affiliates, including discussion with their directors, officers, and employees.

38. NO PROCEEDINGS

(a) The Guarantor and Sellers hereby covenant and agree (which agreement, shall, pursuant to the terms of this Agreement, be binding upon its successors and assigns) that it shall not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper Note (whether or not issued to fund a Transaction under this Agreement) issued by any Conduit, as applicable, is paid. Notwithstanding anything to the contrary contained in this Agreement, any breach of the terms or conditions of this Agreement shall not be subject to any grace or cure period. The agreements in this Section 38(a) shall survive the termination of this Agreement and the payment of all Obligations under the Program Documents.

(b) The Guarantor hereby covenants and agrees that it will not at any time (until the expiration of one year and one day following the satisfaction of all Obligations under the Program Documents) institute against the Sellers, or solicit or join in or cooperate with or encourage any institution against the Sellers of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations under the Program Documents. Notwithstanding anything to the contrary contained in this Agreement, any breach of the terms or conditions of this Agreement shall not be subject to any grace or cure period. The agreements in this Section 38(b) shall survive the termination of this Agreement and the satisfaction of all Obligations under the Program Documents.

(c) No recourse under any obligation, covenant or agreement of the Buyers as contained in any Program Document shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Buyers, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Buyers contained in any Program Document are solely corporate obligations of the Buyers and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, affiliates, officers, employees or directors of the Buyers, under or by reason of any of the respective obligations, covenants or agreements of the Buyers contained in any Program Document, or implied therefrom, and that any and all personal liability of every such incorporator, stockholder, affiliate, officer, employee or director of the Buyers for breaches by the Buyers of any such obligation, covenant or agreement, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement, except in the case of fraud, willful malfeasance or breach of fiduciary duty. The provisions of this Section 38(c) shall survive the termination of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, each Conduit shall not have any obligation to provide any funds hereunder to any Seller in excess of the amount available to it after paying or making provision for the payment of its Commercial Paper Notes issued in connection with this Agreement. Any funds provided by a Buyer hereunder are contingent upon the availability of funds in excess of the amounts necessary for such Conduit to pay Commercial Paper Notes issued in connection with this Agreement; and each of the parties hereto agree that they shall not have a claim under Section 101(5) of the United States Bankruptcy Code if and to the extent that any such funding obligation (to the extent a Buyer is obligated hereunder to provide funds) exceeds the amount available to a Buyer to provide such funds after paying or making provision for the payment of such Conduit’s Commercial Paper Notes issued in connection with this Agreement.

39. JOINT AND SEVERAL

The Sellers hereby acknowledge and agree that they are jointly and severally liable to the Buyers for all representations, warranties, covenants, obligations and liabilities of each of the Sellers hereunder. The Sellers hereby further acknowledge and agree that any Default, Event of Default or breach of a representation, warranty or covenant by any Seller under this Agreement is hereby considered a Default, Event of Default or breach by each Seller. A Seller’s subrogation claims arising from payments to Buyer shall constitute a capital investment in another Seller (1) subordinated to any claims of Buyer, and (2) equal to a ratable share of the equity interests in such Seller.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sellers, the Guarantor and the Buyers have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.

NEWPORT FUNDING CORP.

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

ASPEN FUNDING CORP.

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

DEUTSCHE BANK SECURITIES, INC.

By:	/s/ Glenn Minkoff
Name:	Glenn Minkoff
Title:	Director

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Authorized Signatory

NOVASTAR MORTGAGE, INC.

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President

NOVASTAR CERTIFICATES FINANCING CORPORATION

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President

NOVASTAR CERTIFICATES FINANCING LLC

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President

NOVASTAR FINANCIAL, INC.

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President